Exhibit 10.1
PROMISSORY NOTE

Principal	Loan Date	Maturity	Loan No	Call / Coll	Account	Officer	Initials
$5,000,000.00	07-31-2009	07-28-2010	7657418442-26		750313	K0096
References in the shaded area are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any item above containing “***” has been omitted due to text length limitations.

Borrower:	Rocky Mountain Chocolate Factory, Inc.	Lender: Wells Fargo Bank, National Association
	265 Turner Drive	Durango Main
	Durango, CO 81303-7941	200 West College Drive
Durango, CO 81301

Principal Amount: $5,000,000.00	Date of Note: July 31, 2009
PROMISE TO PAY. Rocky Mountain Chocolate Factory, Inc. (“Borrower”) promises to pay to Wells Fargo Bank, National Association (“Lender”), or order, in lawful money of the United States of America, the principal amount of Five Million & 00/100 Dollars ($5,000,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance.
PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid interest on July 28, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning August 28, 2009, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest; then to principal; and then to any late charges. Borrower will pay Lender at Lender’s address shown above or at such other place as Lender may designate in writing.
VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the floating rate equal to the Prime Rate set from time to time by Lender that serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto (the “Index”). The Index is not necessarily the lowest rate charged by Lender on its loans and is set by Lender in its sole discretion. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower’s request. The interest rate change will not occur more often than each time the Index changes. Each change in the Prime Rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Lender. The “initial rate” is the rate which Borrower and Lender agree shall be the initial rate of this Note, and the “Index currently” is the Index amount upon which said initial rate is based; they do not necessarily reflect the Index in effect on the date of this Note. Borrower understands that Lender may make loans based on other rates as well. The Index currently is 3.250% per annum. The interest rate to be applied to the unpaid principal balance of this Note will be calculated as described in the “INTEREST CALCULATION METHOD” paragraph using a rate of 0.500 percentage points under the Index, adjusted if necessary for any minimum and maximum rate limitations described below, resulting in an initial rate of 5.000%. NOTICE: Under no circumstances will the interest rate on this Note be less than 5.000% per annum or more than the maximum rate allowed by applicable law.
INTEREST CALCULATION METHOD. Interest on this Note is computed on a 365/360 basis; that is, by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable under this Note is computed using this method.
PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment in full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: Wells Fargo Bank, National Association Ann: Commercial Loan Research Department, PO Box 659713 San Antonio, TX 78265.
LATE CHARGE. If a payment is 15 days or more late, Borrower will be charged 5.000% of the unpaid portion of the regularly scheduled payment or $15.00, whichever is greater.
INTEREST AFTER DEFAULT. Upon default, including failure to pay upon final maturity, at Lender’s option, and if permitted by applicable law, Lender may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Note (including any increased rate). Upon default, the interest rate on this Note shall be increased by adding a 4.000 percentage point margin (“Default Rate Margin”). The Default Rate Margin shall also apply to each succeeding interest rate change that would have applied had there been no default. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.
DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:
Payment Default. Borrower fails to make any payment when due under this Note.
Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.
Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.
False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.
Insolvency. The dissolution or termination of Borrower’s existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.
Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if

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there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.
Events Affecting Guarantor. Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the indebtedness evidenced by this Note.
Change In Ownership. Any change in ownership of twenty-five percent (25%) or more of the common stock of Borrower.
Adverse Change. A material adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance of this Note is impaired.
Insecurity. Lender in good faith believes itself insecure.
LENDER’S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, and then Borrower will pay that amount.
ATTORNEYS’ FEES; EXPENSES. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower will pay Lender the reasonable costs of such collection. This includes, subject to any limits under applicable law, Lender’s attorneys’ fees and Lender’s legal expenses, whether or not there is a lawsuit, including without limitation attorneys’ fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), and appeals. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law.
GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Colorado without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Colorado.
RIGHT OF SETOFF. To the extent permitted by applicable law. Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this paragraph.
LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender’s office shown above. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than those authorized by Lender; or (E) Lender in good faith believes itself insecure.
PAYMENT DUE DATE DEFERRAL. Payment invoices will be sent on a date (the “billing date”) which is prior to each payment due date. If this Note is booked near or after the billing date for the first scheduled payment, Lender may, in itlEs sole discretion, defer each scheduled payment date and/or the maturity date by one or more months. .
FINANCIAL STATEMENTS. Borrower agrees to provide to Lender, upon request, financial statements prepared in a manner and form acceptable to Lender, and copies of such tax returns and other financial information and statements as may be requested by Lender. Borrower shall also furnish such information regarding Borrower or the Collateral as may be requested by Lender. Borrower warrants that all financial statements and information provided to Lender are and will be accurate, correct and complete.
EXTENSION AND RENEWAL. Lender may, at Lender’s discretion, renew or extend this Note by written notice (“Renewal Notice”) to Borrower. Such renewal or extension shall be effective as of the maturity date of this Note, and may be conditioned among other things on modification of Borrower’s obligations hereunder, including but not limited to a decrease in the amount available under this Note, an increase in the interest rate applicable to this Note and/or payment of a fee for such renewal or extension. In addition, Lender may increase the principal amount available under the Note at any time. Borrower shall be deemed to have accepted the terms of each Renewal Notice, including any notice of an increase in availability, if Borrower does not deliver to Lender written rejection of such renewal or extension within 10 days following receipt of such Renewal Notice, or if Borrower draws additional funds following the date of notification. After any renewal or extension of Borrower’s obligations under this Note, the term “maturity date” as used in this Note shall mean the new maturity date set forth in the Renewal Notice. This Note may be renewed and extended repeatedly in this manner.
LINE ADVANCES. Notwithstanding anything to the contrary, requests for advances communicated to any office of Lender by any person believed by Lender in good faith to be authorized to make the request, whether written, verbal, telephonic or electronic, may be acted upon by Lender, and Borrower will be liable for sums advanced by Lender pursuant to such request. Such requests for advances shall be deemed authorized by Borrower, and Lender shall not be liable for such advances made in good faith, and with respect to advances deposited to the credit of any deposit account of Borrower, such advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. Borrower agrees to indemnify and hold Lender harmless from and against all damages, liabilities, costs and expenses (including attorney’s fees) arising out of any claim by Borrower or any third party against Lender in connection with Lender’s performance of transfers as described above.
CREDIT BUREAU INQUIRIES. The parties hereto, and each individual signing below in a representative capacity, agree that Lender may obtain business and/or personal credit reports and tax returns on each of them in their individual capacities.
APPLICATION OF PAYMENTS. Notwithstanding the application of payment provided in the Payment section of this Note, unless otherwise agreed, all sums received from Borrower may be applied to interest, fees, principal, or any other amounts due to Lender in any order at Lender’s sole discretion. If a final payment amount is set out in the Payment section of this Note, Borrower understands that it is an estimate, and that the actual final payment amount will depend upon when payments are received and other factors.
ADDITIONAL EVENTS OF DEFAULT. In addition to the Events of Default described above, the following shall be an Event of Default, if applicable~~: (i) any change in ownership of an aggregate of twenty-five percent (25%) or more of the common stock, members’ equity or other ownership interest in Borrower~~ (ii) the withdrawal, resignation or expulsion of any one or more of the general partners in Borrower with an If aggregate ownership

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interesT7 Borrower of twenty-five percent (25%) or more, or (iii) any of the preceding events occurs with respect to any general partner of Borrower or guarantor of any indebtedness of Borrower under this Note.
DEFAULT RATE. At Lender’s option and without prior notice, upon default or at any time during the pendency of any event of default under the Note or any related loan documents, Lender may impose a default rate of interest (the “Default Rate”) equal to the pre-default interest rate plus four percent per annum, not to exceed the maximum lawful rate. If the pre-default rate is a floating or adjustable rate based upon an Index, it will continue to float or adjust on the same periodic schedule, and the Default Rate will be a variable rate per annum equal to the applicable Index plus the pre-default margin plus four percent, not to exceed the maximum lawful rate. The Default Rate shall remain in effect until the default has been cured and that fact has been communicated to and confirmed by Lender. Lender shall give written notice to Borrower of Lender’s imposition of the Default Rate, except that if the Note is not paid at maturity, Lender may impose the Default Rate from the maturity date to the date paid in full without notice. Lender’s imposition of the Default Rate shall not constitute an election of remedies or otherwise limit Lender’s rights concerning other remedies available to Lender as a result of the occurrence of an event of default. In the event of a conflict between the provisions of this paragraph and any other provision of the Note or any related agreement, the provisions of this paragraph shall control. If a default rate is prohibited by applicable law, then the pre-default rate (including periodic rate adjustments for floating or adjustable rates) shall continue to apply after default or maturity.
FURTHER ASSURANCES. The parties hereto agree to do all things deemed necessary by Lender in order to fully document the loan evidenced by this Note and any related agreements, and will fully cooperate concerning the execution and delivery of security agreements, stock powers, instructions and/or other documents pertaining to any collateral intended to secure the Indebtedness. The undersigned agree to assist in the cure of any defects in the execution, delivery or substance of the Note and related agreements, and in the creation and perfection of any liens, security interests or other collateral rights securing the Note.
CONSENT TO SELL LOAN. The parties hereto agree: (a) Lender may sell or transfer all or part of this loan to one or more purchasers, whether related or unrelated to Lender; (b) Lender may provide to any purchaser, or potential purchaser, any information or knowledge Lender may have about the parties or about any other matter relating to this loan obligation, and the parties waive any rights to privacy it may have with respect to such matters; (c) the purchaser of a loan will be considered its absolute owner and will have all the rights granted under the loan documents or agreements governing the sale of the loan; and (d) the purchaser of a loan may enforce its interests irrespective of any claims or defenses that the parties may have against Lender.
FACSIMILE AND COUNTERPART. This document may be signed in any number of separate copies, each of which shall be effective as an original, but all of which taken together shall constitute a single document. An electronic transmission or other facsimile of this document or any related document shall be deemed an original and shall be admissible as evidence of the document and the signer’s execution.
SECURITY INTEREST AND RIGHT OF SETOFF. In addition to all liens upon and rights of setoff arising by law, Borrower pledges and grants to Lender as security for Borrower’s indebtedness and obligations under the Note (excluding any consumer obligations subject to the Federal Truth In Lending Act) a security interest and lien upon all monies, securities, securities accounts, brokerage accounts, deposit accounts and other property of Borrower now or hereafter in the possession of or on deposit with Lender or any Wells Fargo Affiliate, whether held in a general or special account or for safekeeping or otherwise, excluding however all IRA and Keogh accounts. No security interest, lien or right of setoff will be deemed to have been waived by any act or conduct on the part of Lender, or by any neglect to exercise such right, or by any delay in so doing, and every right of setoff, lien and security interest will continue in full force and effect until specifically waived or released by Lender in writing.
LOAN FEE AUTHORIZATION. Borrower shall pay to Lender any and all fees as specified in the “Disbursement Request and Authorization” executed by Borrower in connection with this Note. Such fees are non-refundable and shall be due and payable in full immediately upon Borrower’s execution of this Note.
TRADE FINANCE SUBFEATURE. Borrower shall have available a Letter of Credit Subfeature and a Foreign Exchange Subfeature as described in this section, in a total amount not to exceed the available principal amount of the line of credit evidenced by this Note.
A. Letters of Credit Subfeature. As a subfeature of this Note, Lender may from time to time issue or cause to be issued by a Wells Fargo Affiliate (such Lender or Wells Fargo Affiliate being referred to herein as the “Issuer”) for your account, commercial and/or standby letters of credit (each individually, a “Letter of Credit” and collectively “Letters of Credit”); provided however, that the form and substance of each Letter of Credit shall be subject to approval by the Issuer in its sole discretion. Each Letter of Credit shall be issued for a term designated by Borrower; provided however, that no Letter of Credit shall have an expiration subsequent to the maturity of the Note unless otherwise agreed to by Issuer and Lender. Each Letter of Credit shall be subject to the terms and conditions of a Letter of Credit Agreement and related documents, if any, required by Issuer in connection with the issuance of such Letter of Credit (each individually a “Letter of Credit Agreement” and collectively, the “Letter of Credit Agreements”). Each draft paid by Issuer under a Letter of Credit and reimbursed by Lender shall be paid with an advance under the Note and shall be repaid by Borrower in accordance with the terms and conditions of the Note applicable to such advances; provided however, that if advances under the Note are not available, for any reason whatsoever, at the time any amount is paid by Lender, then the full amount of such advance shall be immediately due and payable, together with interest thereon, from the date such amount is paid by Issuer or Lender to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Note. In such event, Borrower agrees that Issuer or Lender, at Issuer’s or Lender’s sole discretion, may debit Borrower’s deposit account(s) with Lender or a Wells Fargo Affiliate for the amount of any such draft. Upon the issuance of an amendment to a Letter of Credit, upon the reimbursement by Lender of a draft under any Letter of Credit, and otherwise as agreed by Borrower and Issuer pursuant to the Letter of Credit Agreements, Borrower shall pay to Issuer or Lender fees determined in accordance with Issuer’s/Lender’s standard fees and charges at such time.
B. Foreign Exchange Subfeature. As a subfeature of this Note, Lender or a Wells Fargo Affiliate (such Lender or Wells Fargo Affiliate being referred to herein as the “Exchanger”) may make available to Borrower a foreign exchange facility under which Exchanger, from time to time up to and including the maturity date of the Note, will enter into foreign exchange contracts for the account of Borrower for the purchase and/or sale by Borrower in United States Dollars of the foreign currency or currencies specified in the foreign exchange agreement establishing the foreign exchange facility. Each foreign exchange transaction shall be subject to the terms and conditions of the foreign exchange agreement, the form and substance of which must be acceptable to the Exchanger in all respects in its sole discretion.
C. Subfeature Limits. The amount available for drawing under all Letters of Credit, plus the amount drawn under the Letters of Credit but not yet reimbursed, plus 120% of the amount of all outstanding foreign exchange contracts, shall be reserved under the Note and shall not be available for Note advances. The amount available for drawing under all Letters of Credit, plus the amount drawn under such letters of credit but not yet reimbursed, plus 120% of the amount of all outstanding foreign exchange contracts, plus the principal amounts of any advances outstanding under the Note, shall not at any time exceed the principal amount of the Note, unless allowed by Lender at Lender’s full discretion. Any excess amount shall be fully due and payable immediately without notice. As used herein, Wells Fargo Affiliate means any present or future subsidiary of Wells Fargo & Company, any subsidiary thereof, and any successors of such financial service companies.
ARBITRATION AGREEMENT. Arbitration — Binding Arbitration. Lender and each party to this agreement hereby agree, upon demand by any party, to submit any Dispute to binding arbitration in accordance with the terms of this Arbitration Program. A “Dispute” shall include any dispute, claim

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or controversy of any kind, whether in contract or in tort, Legal or equitable, now existing or hereafter arising, relating in any way to this Agreement or any related agreement incorporating this Arbitration Program (the “Documents”), or any past, present, or future loans, transactions, contracts, agreements, relationships, incidents or injuries of any kind whatsoever relating to or involving Business Banking, Regional Banking, or any successor group or department of Lender. DISPUTES SUBMITTED TO ARBITRATION ARE NOT RESOLVED IN COURT BY A JUDGE OR JURY.
A. Governing Rules. Any arbitration proceeding will (i) be governed by the Federal Arbitration Act (Title 9 of the United States Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (ii) be conducted by the American Arbitration Association (“AAA”), or such other administrator as the parties shall mutually agree upon, in accordance with the AAA’s commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall he conducted in accordance with the AAA’s optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to herein, as applicable, as the “Rules”). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Arbitration proceedings hereunder shall be conducted at a location mutually agreeable to the parties, or if they cannot agree, then at a location selected by the AAA in the state of the applicable substantive law primarily governing the Note. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any Dispute. Arbitration may be demanded at any time, and may be compelled by summary proceedings in Court. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. The arbitrator shall award all costs and expenses of the arbitration proceeding. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. Section 91 or any similar applicable state law.
B. No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any Dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.
C. Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any Dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. Every arbitrator must be a neutral practicing attorney or a retired member of the state or federal judiciary, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the Dispute. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator’s discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all Disputes in accordance with the applicable substantive law and may grant any remedy or relief that a court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the applicable state rules of civil procedure, or other applicable law. Judgment upon the award rendered by the arbitrator may he entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.
D. Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the Dispute being arbitrated and must be completed no later than 20 days before the hearing date. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party’s presentation and that no alternative means for obtaining information is available.
E. Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the Dispute with the AAA. The resolution of any Dispute shall be determined by a separate arbitration proceeding and such Dispute shall not be consolidated with other disputes or included in any class proceeding. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a Dispute, the arbitration provision most directly related to the documents between the parties or the subject matter of the Dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the documents or any relationship between the parties.
F. State-Specific Provisions.
               If California law governs the Dispute, the following provision is included:
               Real Property Collateral; Judicial Reference: Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of California, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a referee in accordance with California Code of Civil Procedure Section 638 et seq., and this general reference agreement is intended to be specifically enforceable in accordance with said Section 638. A referee with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a referee shall be entered in the court in which such proceeding was commenced in accordance with California Code of Civil Procedure Sections 644 and 645.
               Small Claims Court. Any party may require that a Dispute be resolved in Small Claims Court if the Dispute and related claims are fully within that court’s jurisdiction.

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     If Idaho law governs the Dispute, the following provision is included:
                    Real Property Collateral. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Disputeconcerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Idaho, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.
     If Montana law governs the Dispute, the following provision is included:
               Real Property Collateral. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Montana, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.
     If Nevada law governs the Dispute, the following provision is included:
               Real Property Collateral. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ill all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Nevada, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.
     If South Dakota law governs the Dispute, the following provision is included:
               Real Property Collateral. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of South Dakota, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable.
     If Utah law governs the Dispute, the following provision is included:
               Real Property Collateral; Judicial Reference. Notwithstanding anything herein to the contrary, no Dispute shall be submitted to arbitration if the Dispute concerns indebtedness secured directly or indirectly, in whole or in part, by any real property unless (i) the holder of the mortgage, lien or security interest specifically elects in writing to proceed with the arbitration, or (ii) all parties to the arbitration waive any rights or benefits that might accrue to them by virtue of the single action rule statute of Utah, thereby agreeing that all indebtedness and obligations of the parties, and all mortgages, liens and security interests securing such indebtedness and obligations, shall remain fully valid and enforceable. If any such Dispute is not submitted to arbitration, the Dispute shall be referred to a master in accordance with Utah Rule of Civil Procedure 53, and this general reference agreement is intended to be specifically enforceable. A master with the qualifications required herein for arbitrators shall be selected pursuant to the AAA’s selection procedures. Judgment upon the decision rendered by a master shall be entered in the court in which such proceeding was commenced in accordance with Utah Rule of Civil Procedure 53(e).
ADDITIONAL PROVISION FOR FINANCIAL DERIVATIVES. However, if any financial derivative is provided by Lender with respect to this Note, the following rules apply: (a) if a floating to fixed interest rate swap (whether documented by an ISDA Master Agreement or a Rate Management Agreement) is currently effective, the Floor Rate shall not apply, unless the interest rate swap is documented pursuant to an ISDA Master Agreement and contains an embedded floor; and (b) if a rate cap is currently effective, the Floor Rate shall apply.
ELECTRONIC TRANSMISSION OF DOCUMENTS. . Lender may, in its sole discretion, rely upon any document, report, agreement or other communication (“Document”) you send by email, facsimile or other electronic means, treating the Document as genuine and authorized to the same extent as if it was an original document executed by you or your authorized representative. Lender may from time to time in its sole discretion reject any such electronic Document and require a signed original, or require you to provide acceptable authentication of any such Document before accepting or relying on same. You understand and acknowledge that there is a risk that Documents sent by electronic means may be viewed or received be unauthorized persons, and you agree that by sending Documents by electronic means, you shall be deemed to have accepted this risk and the consequences of any such unauthorized disclosure.
SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower, and upon Borrower’s heirs, personal representatives, successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.
GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.
PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OP THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.
BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.
BORROWER:

PROMISSORY NOTE

Loan No: 7657418442-26	(Continued)	Page 6
     ROCKY MOUNTAIN CHOCOLATE FACTORY, INC.

By:	/s/ Bryan Merryman Bryan Merryman, CFO/COO of Rocky Mountain
Chocolate Factory, Inc.